TOSHIBA AMERICA INFORMATION SYSTEMS, INC.
DIGITAL SOLUTIONS DEALER AGREEMENT

An AGREEMENT made as of  _________________________________________________ by and between the Digital Solutions Division of Toshiba America Information Systems, Inc., (hereinafter "TAIS"), a California Corporation, and

IPTIMIZE, INC.
DBA IPTIMIZE, INC.

(Hereinafter "DEALER"). TAIS and the DEALER, in consideration of the mutual promises made below, hereby agree as follows:

1.	GENERAL This Agreement governs all transactions hereafter entered into between TAIS and DEALER concerning TOSHIBA-brand equipment and accessories marketed by TAIS's Digital Solutions Division.

2.
APPOINTMENT Subject to the terms set forth herein, TAIS hereby appoints the DEALER, and the DEALER accepts the appointment by TAIS, to be a non-exclusive, independent DEALER of such Products (hereinafter referred to as AUTHORIZED PRODUCTS) as are set forth on the attached Schedule "A" and/or Schedule “E” (hereinafter referred to as the "AUTHORIZED PRODUCTS" list).

3.
PRODUCT DEVELOPMENT  TAIS reserves the right, in its sole and absolute discretion, to make modifications, improvements or changes to AUTHORIZED PRODUCTS or to discontinue the sale or distribution of any AUTHORIZED PRODUCTS unilaterally, at any time, and without incurring any liability whatsoever to DEALER or others.

4.
RETAIL SALES DEALER shall at all times, use its best efforts to promote, sell, market, install, service and maintain AUTHORIZED PRODUCTS to end users at retail only. DEALER may sell AUTHORIZED PRODUCTS to another authorized TAIS Digital Solutions dealer only with the written consent in each case by a TAIS Sales Director. DEALER agrees not to sell AUTHORIZED PRODUCTS to wholesalers, non-TAIS dealers, or others who purchase for the purpose of resale.

5.
TERRITORY DEALER shall promote, sell, market and service AUTHORIZED PRODUCTS to end users located in the geographic area (the "TERRITORY") described on Schedule(s) "B" hereto, except as provided by section 21 below or as approved in advance in writing by TAIS's Vice President-Sales & Marketing, Digital Solutions Division, in a particular instance.

6.
LOCATION OF DEALER FACILITIES The principal place of business of DEALER, and such other locations as are set forth on Schedule(s) "B" hereto, shall be the only locations at or from which DEALER may promote, sell, market or service the AUTHORIZED PRODUCTS. DEALER shall not establish any new, different or additional sales or service locations for the AUTHORIZED PRODUCTS without the prior written consent of the Vice President-Sales & Marketing of TAIS's Digital Solutions, Division. Dealer specifically acknowledges that a violation of this section shall constitute a default under this Agreement.

7.	TAIS DUTIES In addition to and subject to other provisions of the Agreement, TAIS shall:

(a)	Provide AUTHORIZED PRODUCTS to DEALER in response to orders by DEALER accepted by TAIS, subject to the terms and conditions of this AGREEMENT;

(b)	Provide DEALER with such marketing literature, technical literature, technical advice and assistance and warranty literature as TAIS deems appropriate for AUTHORIZED PRODUCTS;

(c)	Conduct service training and sales and marketing training schools and programs as TAIS may establish from time to time;

(d)	Provide DEALER with customer leads, in such number and manner as TAIS in its sole discretion deems appropriate for the marketing of AUTHORIZED PRODUCTS;

(e)	Establish or provide for such repair facilities or methods as TAIS deems appropriate for warranty and out-of-warranty maintenance of AUTHORIZED PRODUCTS;

(f)	Engage in advertising programs, which may include national, local or cooperative advertising, of such type and nature as TAIS deems appropriate for the successful marketing of AUTHORIZED PRODUCTS.

(g)	Subject to the terms of this Agreement, charges, if any, for the foregoing, shall be as TAIS establishes from time to time.

8.	DEALER'S DUTIES In addition to and subject to the other provisions of this Agreement, DEALER shall:

(a)
Actively cooperate with TAIS to develop the maximum sales consistent with the potential of the TERRITORY and assist TAIS in the distribution of promotional, advertising and display materials. DEALER shall purchase new AUTHORIZED PRODUCTS only from TAIS unless approved in advance by the Digital Solutions Divison’s Vice President Sales & Marketing.

(b)
Ensure that DEALER's personnel are properly trained in sales, installation and service, and have one (TAIS-trained) certified technician for each AUTHORIZED PRODUCT line sold; and upon request from TAIS, provide TAIS with the name(s) of its TAIS-trained and certified technicians.  Technical support pin numbers assigned to DEALER shall be used by DEALER personnel only. Use of DEALER's technical support pin numbers by unauthorized personnel is a material breach of this Agreement.

(c)
Provide competent installation, service, and other maintenance and service for all AUTHORIZED PRODUCTS, use best efforts to provide service and maintenance of other products when requested by TAIS, and properly store and handle all AUTHORIZED PRODUCTS;

(d)	Maintain adequate inventories of AUTHORIZED PRODUCTS and comply with such requirements as TAIS may establish with respect to minimum spare parts inventories for service purposes;

(e)	Provide adequate end-user training to ensure proper operation of TAIS products purchased;

(f)
Actively participate in the resolution of customer complaints and comply with all sales, advertising, operations, credit, marketing, Internet, installation, warranty, maintenance service, training, and other policies and procedures set forth in this Agreement or which TAIS may establish from time to time for its authorized telecommunication dealers, and advise all end users of TAIS warranty policy.

(g)
Comply with all applicable Federal, State and local laws, regulations and licensing requirements, including, but not limited to, the United States Export Administration Act of 1979, as amended from time to time; and

(h)
Upon request by TAIS, provide TAIS with a record of DEALER's Authorized product sales and inventory levels for each month, in a manner acceptable to TAIS, for each office of record, and provide TAIS with a forecast of DEALER's estimated future purchases for AUTHORIZED PRODUCTS within the DEALER's designated territory.

(i)
Maintain at each office of record, a properly functioning current TAIS telephone system to be used as a demonstration unit for end-user prospects and/or have a TAIS Demo Kit available, as TAIS deems appropriate.

(j)
TAIS conducts its business in accordance with the highest professional and ethical standards. TAIS policy prohibits the solicitation or acceptance of any bribe, kickback, or gratuity by any TAIS employee in the transaction of its business. The payment of any bribe, kickback, or gratuity is not a condition for doing business with TAIS. Dealer shall report any violation of this policy to the Division Vice President, General Manager and to the President, Toshiba America Information Systems, Inc., 9740 Irvine Boulevard, Irvine, California 92618-1697.

(k)
Not remove, replace, obliterate, alter, conceal, cover, or otherwise destroy all or any portion of any label, tag, plate, or other material which displays or contains the original manufacturer's serial number for any Authorized Products, and also not knowingly assist, aid, or abet any other person or business entity engaging in any of the activities referred to in this section 8(k).

(l)
Dealer will have unlimited access to real-time and recorded training sessions via Toshiba T.U.T.O.R./Centra Distance Learning. Dealer will be billed $250.00 quarterly for access to this service. Dealer will be allowed unlimited number of accounts for access to the T.U.T.O.R. service. Dealer will, upon request from Toshiba, verify status of their employees accounts in Toshiba T.U.T.O.R.

9.
PURCHASE OBJECTIVES AND COMMITMENTS Consistent with DEALER's obligations hereunder to aggressively promote AUTHORIZED PRODUCTS and penetrate the market for AUTHORIZED PRODUCTS in the TERRITORY, DEALER acknowledges that TAIS may establish for DEALER, from time to time, minimum purchase objectives for AUTHORIZED PRODUCTS. Such objectives may be established by TAIS in its discretion taking into consideration such factors as the size of, population in and the potential of the TERRITORY; competition in the marketplace; the prior performance of DEALER or other dealers in the TERRITORY or other geographic areas; projections of sales made by DEALER or TAIS staff; and such other financial and market factors TAIS may deem pertinent. TAIS may consult with DEALER concerning such objectives but TAIS will have the final authority to establish them. DEALER's purchase objectives are set forth on Schedule "C" hereto, for the period(s) reflected thereon. Revised purchase objectives for future periods or for territorial revisions will be set forth in new Schedules "B" or "C", sent to Dealer and signed by TAIS Vice President-Sales & Marketing, Digital Solutions Division. In addition to purchase objectives, TAIS and DEALER may also agree in writing on minimum purchase commitments on a yearly, quarterly or other basis.

10.
PURCHASES DEALER shall order and purchase AUTHORIZED PRODUCTS from TAIS in accordance with the terms and conditions of this Agreement and in accordance with such other terms, conditions and procedures established by TAIS from time to time. Such other terms, conditions and procedures may be set forth by TAIS in written communication, such as dealer manuals, bulletins, letters, or the like. Without limiting the generality of the foregoing, the following terms will be deemed incorporated in all orders by DEALER and TAIS's acceptance of such orders is expressly made conditioned on the following:

(a)
All list prices are subject to change by TAIS without notice, except that TAIS shall use its best efforts to give thirty (30) days prior notice to DEALER of price increases. All prices, unless otherwise specified shall not include any applicable Federal, state or local sales, excise, use or similar taxes, all of which shall be the responsibility of DEALER.

(b)
All requests for credit due to pricing or discount disputes must be received by TAIS’s Customer Service Department within sixty (60) days of the invoice date, otherwise DEALER waives the right to receive any such credit.

(c)
All prices are F.O.B. point of shipment. TAIS shall be deemed to have delivered all AUTHORIZED PRODUCTS and related goods at point of shipment. All risk of loss or damage shall pass to DEALER at the point of shipment. Dealer shall bear all costs of freight, freight insurance and associated costs. Within thirty (30) days after receipt of any AUTHORIZED PRODUCTS, DEALER shall notify TAIS in writing of any shortage, damage or defects in such AUTHORIZED PRODUCTS and failure to do so shall be deemed conclusive proof that such shortage, damage or defects are not attributable to the fault of TAIS and shall constitute a waiver of all claims against TAIS arising out of such shortage, damage or defects.

(d)
The "Fiscal Year Quota For Period" listed on Schedule "C" (discounts for other TAIS authorized products may be reflected on Schedule “E”) will be used to determine DEALER's sales discount from the TAIS DEALER price list for AUTHORIZED PRODUCTS in accordance with TAIS standard sales discount policy as set forth in Schedule "C" hereto, but TAIS may, at its sole and absolute discretion, adjust a DEALER’s initial sales discount based on the DEALER’s past sales performance.

(e)
TAIS will invoice the DEALER and the DEALER shall pay TAIS, in accordance with such payment and credit terms as are established for DEALER by TAIS from time to time in TAIS sole discretion. TAIS reserves the right to revoke at any time any credit extended to the DEALER because of the DEALER's failure to pay for any goods when due or for any other reason deemed good and sufficient by TAIS.

(f)
If DEALER fails to pay TAIS in accordance with the payment and credit terms established for DEALER by TAIS, then such failure shall constitute a material default of this Agreement and TAIS may refuse to make any further deliveries of AUTHORIZED PRODUCTS, may at its option accelerate and deem immediately due all sums DEALER owes to TAIS and may assert any other legal right against DEALER permitted by law or set forth in the payment or credit terms established by TAIS, including but not limited to the payment of interest to TAIS on past due invoices. DEALER shall indemnify and hold harmless TAIS against all interest and costs of collection, including, but not limited to, expenses and attorney fees.

(g)
Delivery dates given by TAIS for orders for AUTHORIZED PRODUCTS placed by DEALER shall be considered TAIS estimates only and TAIS shall not be deemed to have accepted any order until the AUTHORIZED PRODUCTS are shipped by TAIS to the DEALER. TAIS reserves the right to apportion AUTHORIZED PRODUCTS among its customers in its sole discretion. In the event TAIS fails to deliver AUTHORIZED PRODUCTS in accordance with the agreed upon delivery dates, DEALER may cancel the Purchase Order upon written notice to TAIS, provided that TAIS shall have five (5) business days from receipt of such notice to commence the delivery.

(h)
DEALER is encouraged to order AUTHORIZED PRODUCTS using TAIS's FYI Order Entry System. DEALER acknowledges that the FYI system contains proprietary information, such as, pricing, sales, technical and other data to TAIS and DEALER. DEALER will not divulge such data to third parties without the written consent of TAIS's Vice President, Operations. It is the DEALER's Responsibility to notify TAIS of any personnel changes which may involve FYI Access Rights. DEALER will hold harmless TAIS for any breach thereof.

11.
SERVICE RESPONSIBILITY DEALER acknowledges that the AUTHORIZED PRODUCTS require installation, warranty, and after-sale servicing and maintenance by a skilled, TAIS-trained certified technician. DEALER agrees to provide professional, prompt, and expert installation, service support, and end-user training for all AUTHORIZED PRODUCTS sold in the TERRITORY. Without limiting the generality of the foregoing, DEALER shall:

(a)	Strictly adhere to all installation, service and parts inventory policies and guidelines established by TAIS from time to time for its dealers.

(b)	Maintain proper installation and servicing tools and facilities.

(c)
Employ a sufficient number of TAIS-trained and certified technicians for each TAIS AUTHORIZED PRODUCT line sold so as to ensure that each installation and service call for an AUTHORIZED PRODUCT is personally handled only by a technician who has been properly trained for such AUTHORIZED PRODUCT and send its appropriate service technicians and other personnel, as TAIS may require, to service schools or seminars.

(d)
Maintain appropriate service history records for the AUTHORIZED PRODUCTS as are necessary and appropriate for the business of DEALER and as may be required in accordance with standards established by TAIS from time to time.

(e)
Use its best efforts to make available and provide competent maintenance and service support, in a commercially reasonable manner, to all end users of AUTHORIZED PRODUCTS (and other products as TAIS may request in writing) in the TERRITORY, irrespective of whether the AUTHORIZED PRODUCT was sold to the end user by DEALER.

WARRANTY POLICY

12.
INDEMNIFICATION  DEALER shall indemnify and hold harmless TAIS, including the payment of TAIS attorney fees and costs, in the event that DEALER makes any warranty or representation which is inconsistent with, different, or in addition to the TAIS warranty contained in the Agreement, or other warranty which is specifically authorized by TAIS in writing, including but not limited to the limited warranty for national accounts as defined in Section 21.

(a)
All new AUTHORIZED PRODUCTS manufactured by Toshiba purchased by DEALER are presently subject to a twenty-four (24) month warranty given by TAIS (all used or refurbished products are sold "as is") except as otherwise provided by TAIS in the TAIS warranty accompanying the AUTHORIZED PRODUCT and/or posted on TAIS Authorized website (FYI). AUTHORIZED PRODUCTS which are not manufactured by Toshiba but are purchased by DEALER will be subject to the warranty provisions provided by the equipment manufacturer, unless TAIS notifies DEALER of any additional warranty provisions. Notification shall be in writing and will be posted on FYI. The new AUTHORIZED PRODUCT warranty, WHICH RUNS TO THE END USER, is as follows:

TOSHIBA AMERICA INFORMATION SYSTEMS, INC.
END-USER LIMITED WARRANTY

Toshiba America Information Systems, Inc. ("TAIS") warrants that the telephone equipment manufactured by Toshiba (except for fuses, lamps and other consumables) will, upon delivery by TAIS or an authorized TAIS dealer to a retail customer in new condition, be free from defects in material and workmanship for twenty-four (24) months after delivery except as otherwise provided by TAIS in the TAIS warranty accompanying the AUTHORIZED PRODUCT and/or posted on TAIS’s website.. This warranty is void if: (a) if the equipment is used under other than normal use and maintenance conditions; (b) if the equipment is modified or altered, unless the modification or alteration is expressly authorized by TAIS; (c) if the equipment is subject to abuse, neglect, lightning, electrical fault, or accident, (d) if the equipment is repaired by someone other than TAIS or an authorized dealer, (e) if the serial number of the equipment is defaced or missing; or (f) if the equipment is installed or used in combination or in assembly with products not supplied by TAIS and which are not compatible or of inferior quality, design or performance.

The sole obligation of TAIS or Toshiba Corporation under this warranty, or under any other legal obligation with respect to the equipment, is the repair or replacement of such defective or missing parts as are causing the malfunction by TAIS or its AUTHORIZED DEALER, with new or refurbished parts (at their option). If TAIS or one of its authorized dealers does not replace or repair such parts, the retail customer's sole remedy will be refund of the price charged by TAIS to its dealers for such parts as are proven to be defective, and which are returned to TAIS through one of its authorized dealers within the warranty period and no later than thirty (30) days after such malfunction, whichever first occurs.Under no circumstances will the retail customer or any user or dealer or other person be entitled to any direct, special, indirect, consequential or exemplary damages, for breach of contract, tort, or otherwise. Under no circumstances will any such person be entitled to any sum greater than the purchase price paid for the item of equipment that is malfunctioning.

To obtain service under this warranty, the retail customer must bring the malfunction of the machine to the attention of one of TAIS authorized dealers within the applicable warranty period and no later than thirty (30) days after such malfunction, whichever first occurs. Failure to bring the malfunction to the attention of an authorized TAIS dealer, within the prescribed time, results in the customer being not entitled to warranty service.

THERE ARE NO OTHER WARRANTIES FROM EITHER TOSHIBA AMERICA INFORMATION SYSTEMS, INC. OR TOSHIBA CORPORATION WHICH EXTEND BEYOND THE FACE OF THIS WARRANTY. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FITNESS FOR USE, ARE EXCLUDED.

No TAIS dealer and no person other than an officer of TAIS may extend or modify this warranty. No such modification or extension is effective, unless it is in writing and signed by the Vice President, General Manager, Telecommunication Systems Division.

(b)
TAIS warrants to DEALER that each new AUTHORIZED PRODUCT manufactured by Toshiba will be free from defects in material and workmanship for a period of twenty-four months after the delivery of the AUTHORIZED PRODUCT to DEALER by TAIS or until sale by DEALER to an end user, whichever occurs first ”) except as otherwise provided by TAIS in the TAIS warranty accompanying the AUTHORIZED PRODUCT. Installation by DEALER of new AUTHORIZED PRODUCTS purchased from other than TAIS shall constitute a material breach of this Agreement unless approved in advance by the Vice President - National Sales. DEALER'S WARRANTY IS SUBJECT TO THE SAME LIMITATIONS AND EXCLUSIONS (INCLUDING THOSE EXCLUDING MERCHANTABILITY) AS THE END USER'S LIMITED WARRANTY (SEE SECTION 12(a) ABOVE).

(c)
Neither DEALER nor any other person may extend any TAIS warranty or modify it in any respect. No modification or extension of TAIS's warranty is effective unless it is in a writing signed by TAIS Vice President, General Manager, Telecommunication Systems Division. DEALER shall notify TAIS of any claimed defect in any AUTHORIZED PRODUCT within thirty (30) days of its occurrence, by the giving of a written report setting forth all pertinent details including a description of the defect and the time and place of occurrence.

(d)
In the event DEALER elects to give a warranty to an end user which is in addition to or greater than the TAIS warranty in section 12(a) above, then the DEALER shall be solely responsible for such warranty and shall indemnify and hold harmless TAIS against any claims based upon or arising out of such warranty, including TAIS's attorney fees and costs. DEALER shall communicate in writing to the end user that the DEALER's warranty is in addition to or different from the TAIS warranty and that TAIS shall bear no responsibility whatsoever for such warranty. DEALER's failure to communicate to the end user as required herein shall constitute a material default of this Agreement.

(e)
DEALER shall make certain that its sales and service personnel do not make representations about AUTHORIZED PRODUCTS unless those representations are made by TAIS's own literature. DEALER shall make certain that all end users are aware of the terms of the TAIS warranty prior to the sale of an AUTHORIZED PRODUCT to an end user. DEALER shall prepare or cause an end user to prepare and forward to TAIS any warranty registration materials or the like which TAIS may require.

(f)
DEALER is responsible for insuring that every end user obtains whatever warranty service an end user (which purchased from DEALER) deserves under the TAIS warranty. TAIS sole responsibility shall be to repair AUTHORIZED PRODUCTS under warranty, in accordance with the procedures set forth in TAIS warranty policy, which TAIS may establish from time to time. If requested by TAIS in writing, DEALER shall also use best efforts to assist in providing warranty service for AUTHORIZED PRODUCTS or other products in the TERRITORY, sold or marketed by persons other than DEALER.

(g)
Replacement parts and repaired equipment out-of-warranty will carry a ninety (90) day warranty on the part, assembly or component that was replaced or repaired and shall be subject to the same limitations and exclusions as TAIS new product warranty.

(h)
TAIS reserves the right at any time to amend or modify its warranty policy for end users or for DEALER, including any limitations or exclusions applicable thereto, provided that such is done in a writing signed by TAIS Vice President, General Manager, Telecommunication Systems Division.

(i)	If DEALER does not follow TAIS warranty policy, DEALER shall be legally responsible for any damages or expenses that arise beyond those expressly owed by TAIS under its warranty policy.

DURATION AND TERMINATION

13.
This Agreement shall originally be for a term ending on the March 31st which follows the date of this Agreement, shall automatically renew for successive one (1) year periods, unless TAIS gives notice of termination at least thirty (30) days prior to the next March 31st of the then current Agreement period, and shall not be terminable by TAIS during such period except as provided in section 13(a) below. Such notice of termination may be given by TAIS for any reason, with or without cause, and, if given, termination shall be effective March 31st of the then current Agreement period. DEALER may terminate this Agreement at any time for any reason, upon the giving of thirty (30) days prior written notice to TAIS. In consideration for entering into this Agreement, DEALER waives any right to claim any damages, whether direct, indirect, incidental, consequential, special, exemplary, or punitive arising out of the termination of the Agreement in accordance with section 13 or section 13(a). In the event DEALER shall make any such allegation, then upon motion by TAIS, such allegation shall be dismissed.

(a)
Notwithstanding anything to the contrary contained in this Agreement, TAIS may terminate this Agreement by giving DEALER thirty (30) days prior written notice in the event of any default or failure by DEALER in the performance of any of its duties, obligations or responsibilities under this Agreement. This AGREEMENT shall automatically terminate if the DEALER makes an assignment or otherwise changes ownership in violation of Section 14 hereof.

(b)
Upon termination of this Agreement, DEALER shall pay to TAIS any debit balance it has with TAIS and, should DEALER's account be debited by TAIS thereafter in accordance with this Agreement, DEALER shall promptly pay such debts in full.

(c)
Upon termination of this Agreement for whatever reason, DEALER shall remain obligated and responsible to provide warranty and other necessary service and maintenance to all end users to whom DEALER sold or otherwise marketed AUTHORIZED PRODUCTS. In case of a government, national, rental or major account covered by a program implemented by TAIS pursuant to section 21 of this agreement, DEALER shall, if required by TAIS in writing, transfer the service arrangements for such (and any prorated prepayments received by DEALER for unexpired service and maintenance) to such other persons as TAIS may designate.

(d)
Upon termination of this Agreement, DEALER becomes a "Maintenance Only" Dealer with TAIS under the terms of which DEALER is allowed to purchase, at list price, replacement parts, spares and additions (but not enhancements) for AUTHORIZED PRODUCTS in accordance with terms to be mutually agreed upon between the parties but, this "MAINTENANCE ONLY" arrangement may be revoked by TAIS, at its sole discretion at any time. The acceptance by TAIS of any purchase order from the DEALER or the sale of any Toshiba AUTHORIZED PRODUCTS by TAIS to DEALER after the termination of this AGREEMENT shall not be construed as a renewal or an extension, or as a waiver of termination of this AGREEMENT, but in the absence of a new written Agreement, all such transactions shall be governed by the provisions of this Agreement.

14.
ASSIGNMENT AND OWNERSHIP DEALER may not assign this Agreement or its rights hereunder, or enter into any subdealer or joint venture arrangements concerning AUTHORIZED PRODUCTS, or cause or suffer any change in DEALER's senior management, control or principal ownership, without the prior written consent of TAIS Vice President, General Manager, Digital Solutions Division. TAIS, on thirty (30) days notice to DEALER may assign this Agreement or TAIS rights hereunder to a TAIS affiliate company.

15.
SECURITY INTEREST DEALER hereby grants to TAIS a security interest in all AUTHORIZED PRODUCTS, now owned by DEALER or hereafter acquired by DEALER (the "collateral") and in the proceeds of and products of such collateral (including but not limited to all accounts receivable and the proceeds of any insurance covering the collateral, credits, and commissions). This security interest shall secure the payment by DEALER of all monies now due or which hereafter become due to TAIS and shall secure to TAIS the full performance by DEALER of its obligations under this Agreement. Any failure by DEALER to make any payment and/or failure to fully perform any of its obligations under this Agreement shall constitute a default for purposes of any law pertaining to TAIS's rights as a secured party. DEALER hereby authorizes TAIS to sign on behalf of DEALER and file in any jurisdiction, with or without the signature of DEALER, financing statements with respect to this security interest.

16.
FINANCIAL STATEMENTS DEALER shall furnish yearly to TAIS, on request, a full and accurate detailed written statement of DEALER's financial condition, including DEALER's then current balance sheet, profit and loss statement, and such interim statements as TAIS may request. DEALER certifies that the statements are an accurate representation of its financial condition and are certified by DEALER's certified public accountant or its chief financial officer. TAIS shall not disclose any financial data received from DEALER to persons outside Toshiba America Information Systems, Inc. without DEALER's prior authorization, except to such financial institutions providing leasing or financing to DEALER.

TRADEMARKS, TRADE NAMES AND GOODWILL

17.
DEALER hereby acknowledges the validity of the trademarks TOSHIBA®, STRATA,® PERCEPTION®, STRATAGY’, INTOUCH, and other marks and trade names now or hereafter affixed to AUTHORIZED PRODUCTS used in connection with TAIS's business, and DEALER agrees that such are exclusively owned by TAIS or its parent corporation and that DEALER shall not contest same. DEALER agrees not to remove such marks or names from PRODUCTS, or alter or deface same.

(a)
DEALER is hereby granted a non-exclusive right to use in the TERRITORY in connection with AUTHORIZED PRODUCTS, such trademarks or names as TAIS uses in connection with such PRODUCTS and refer to itself as an Authorized Toshiba Telecommunication DEALER, in connection with the promotion, sale, marketing or service of AUTHORIZED PRODUCTS in the TERRITORY, but all such rights shall cease immediately upon the termination of this Agreement.

(b)
Notwithstanding the foregoing, DEALER shall not use, and is strictly prohibited from using, any such trademarks or trade names as part of DEALER's trademarks or names or in any manner which TAIS concludes, in its sole judgment, is unfair, confusing or misleading to the public or which otherwise adversely reflects upon the good name and reputation of TAIS or its parent corporation.

(c)	The parties acknowledge that the goodwill associated with the marketing of AUTHORIZED PRODUCTS belongs to TAIS and that DEALER shall have no vested or proprietary rights thereto.

18.
SOFTWARE, COPYRIGHTS, AND OTHER INTELLECTUAL PROPERTY  DEALER hereby acknowledges the validity of all copyrights registered by or in favor of Toshiba America Information Systems, Inc. or Toshiba Corporation in respect of software and any other works which may be copyrighted. DEALER agrees that it will comply with any licensing, sublicensing or other program which TAIS may from time to time implement with respect to software used in connection with AUTHORIZED PRODUCTS. DEALER shall not enhance or in any way alter any such software. Any alteration to any software also voids any warranty given by TAIS with respect thereto.

DEALER shall treat as confidential all non-public technical, Marketing, price and other information supplied by TAIS, and shall not publish, display, distribute or otherwise use for its own benefit (including via The Internet of other electronic transmissions) any such TAIS information, without the express written consent of the Vice President, General Manager of TAIS.

19.
INDEPENDENT CONTRACTOR RELATIONSHIP  DEALER specifically acknowledges and agrees that: (a) it is an independent contractor; (b) neither the DEALER, nor any of the DEALER's employees, are employees of TAIS under the meaning or application of any law; (c) this Agreement shall not be construed as a franchise and DEALER shall not be deemed a franchisee, under any circumstance whatsoever; (d) DEALER shall not hold itself out as an agent of TAIS; (e) DEALER shall not commit TAIS to any contractual obligation nor make any warranties or statements ostensibly on behalf of or approved by TAIS with respect to AUTHORIZED PRODUCTS other than those set forth in TAIS advertising and warranty literature; (f) DEALER shall not engage in any conduct in violation of Federal, state, or local laws or regulations with respect to the performance of this Agreement; and (g) any breach of the terms of this section 19 shall be deemed a material default of this Agreement.

20.
EXCUSE OF PERFORMANCE  TAIS shall not be liable for failure to deliver, delays in delivery or failures to perform under this Agreement occasioned, in whole or in part, by strikes, lockouts, embargoes, war or other outbreak of hostilities, inability to obtain materials or shipping space, inability or refusal to pay for or obtain Bid or Performance Bonds, machinery breakdown, delays of carriers or suppliers, governmental acts and regulations, acts of God, receipt of orders in excess of TAIS inventory or then scheduled delivery capacity or any unforeseen circumstances or causes beyond TAIS's reasonable control.

21.
GOVERNMENT, NATIONAL AND MAJOR ACCOUNTS TAIS and DEALER acknowledge that, in order to maximize market penetration for AUTHORIZED PRODUCTS, it is appropriate for DEALER, other authorized TAIS dealers, or TAIS directly, to sell or otherwise market AUTHORIZED PRODUCTS to major end user accounts, including national accounts (which are defined as multi-location end-user companies that centrally select, standardize, and procure their telecommunications equipment for their own use) and federal, state, and local government accounts, some of whom may have multiple end user locations in different geographic areas, including areas within or outside the TERRITORY. In such instances, it may be necessary for TAIS, DEALER or other authorized TAIS dealers to make arrangements with each other, to ensure proper installation, warranty and regular service and maintenance. DEALER shall:

(a)
Abide by the terms and conditions of the TAIS National Account Program and the National Account Maintenance and Service Programs as established by TAIS from time to time and more fully defined in the National Accounts Policy and Procedures Manual (NAP Manual).

(b)
Act as an independent contractor without any authority to bind or obligate TAIS as in accordance with Section 19 of the Telecommunication DEALER Agreement. TAIS shall be bound or obligated in a National Account transaction only after the necessary approval documents are executed by the appropriate TAIS employee.

(c)
Sell AUTHORIZED PRODUCTS within the scope, and under the Terms and Conditions of the National Accounts Program to customers who purchase or are headquartered within their Territory as defined in Schedule(s) B. An Originating Dealer is defined as a Dealer approved by TAIS that is the "selling" Dealer. The Originating Dealer establishes a "selling" relationship with a National Account by filing a Request For Originating Dealer status form (ROD) with the TAIS National Account Program Coordinator's office and with the approval of the National Account Program Sales Manager for the DEALER.

(d)
Only quote TAIS standard equipment purchase, installation, service rates and/or maintenance prices, as TAIS may establish from time to time, to a National Account, unless otherwise authorized in writing by the TAIS National Account Sales Manager. A National Account sale is completed after a TAIS Master Pricing Agreement is executed by the National Account, the Originating Dealer, and TAIS. The Originating Dealer will procure orders from the National Account Customer and submit the orders on the TAIS National Account Purchase Agreement form. Upon receipt by TAIS of a properly executed Delivery and Acceptance letter, TAIS will (a) invoice the National Account and (b) issue all appropriate credits for commissions, installation, service and maintenance fees to both the Originating and Installing and Maintenance Dealers (TAIS will be responsible for all invoicing, credit and collections to/from the National Account customer).

(e)
Assume the entire responsibility and liability for losses, expenses, demands and claims in connection with or arising out of any injury, including death, to any person, or damage, or alleged damage, to any property of the National Account Customer, or others, sustained in connection with, or alleged to have arisen out of, or resulting from the performance of the work by the DEALER, its agents, and employees, including losses, expenses or damages sustained by the National Account Customer. DEALER agrees to indemnify and hold harmless the National Account Customer, the Originating and/or Installing Dealer, and TAIS, their agents, and employees from any and all such losses, expenses, damages, demands and claims, including attorney fees and costs, and agrees to defend any suit or action brought against them or any of them, based on any such alleged injury or damage, and further agrees to pay all damages, costs, and expenses in connection therewith or resulting therefrom. DEALER is liable for its sole negligence and/or willful misconduct, and shall not be liable for the negligence or willful misconduct of others.

(f)
Obtain General Liability Insurance in the amount of $1.0 Million and a Certificate of Insurance naming TAIS as an additional insured party. The insurance shall be maintained with an approved insurance carrier of at least an AAA rating, and shall cover the obligations of the DEALER set forth in Section 21(e). DEALER warrants that it shall provide proof of said insurance to TAIS prior to participating in the National Accounts Program.

(g)
Use its best efforts to cooperate with and assist TAIS and other authorized TAIS dealers. DEALER agrees to accept assignments from TAIS for system additions, service and/or maintenance and agrees to perform the work in the time frames TAIS has committed to and at the rates published in the NAP Manual or otherwise contracted for by TAIS.

(h)	Comply, if asked, to perform a TAIS National Account or TAIS Government System Site Survey within its prescribed geographical area as stated on Schedule B(s) hereto.

(i)	Honor the established relationship that exists between the TAIS prospective or existing National Account and the Originating Dealer or TAIS and the prospective or existing Government Agency.

(j)
Provide TAIS with substantiation of sales to government or to non-profit organizations in a form satisfactory to TAIS. DEALER warrants that all AUTHORIZED PRODUCTS ordered from TAIS for government system or non-profit organizations installations; shall be installed at the government agency or non-profit organization sites. DEALER shall not transfer such AUTHORIZED PRODUCTS to a non-government agency installation or other installation site. Violation of this provision shall constitute just cause for termination.

(k)
Honor the National Account Program Requirements and relationships as defined in section 21(i) of this Telecommunication Dealer Agreement. TAIS is the sole arbitrator in any conflicts or disputes arising from the National Account Program.

22.
ENTIRE AGREEMENT This Agreement, including any attached schedules or addenda, constitutes the entire Agreement of the parties with respect to its subject matter. There are no other Agreements pertaining to the subject matter hereof, either oral or written. No contrary, different or additional terms will apply to transactions contemplated by this Agreement, even if such terms are contained on DEALER's purchase order forms or on other documents sent to TAIS by DEALER. DEALER agrees that all prior written or oral communications with TAIS regarding this Agreement are superseded by the terms of this Agreement. DEALER acknowledges that it has had an opportunity to review this Agreement independently and with counsel prior to signing, and that it has not relied upon any prior written or oral representations by TAIS in signing this Agreement. DEALER states that it was not induced into signing this Agreement, and hereby waives any right to claim fraudulent inducement in the execution hereof. In other words, the only contract or Agreement regarding the subject matter hereof is contained in the Agreement without exception.

23.
POST-EXECUTION MODIFICATIONS AND WAIVER With the exception of Schedules A, B, C, E, and Section 24 (b), which may be modified or amended unilaterally by TAIS at any time upon thirty (30) days written notice to dealer, once this Agreement is executed by TAIS and DEALER, this Agreement may not be modified or amended except in a writing signed by DEALER and by TAIS Vice President, General Manager Digital Solutions Division. Either party may waive, in writing, a provision in this Agreement which is for its benefit, but such provision shall not otherwise be deemed waived. A waiver of any provision in any one instance shall not be deemed a waiver of any provision in any other instance.

24.	EXPORT AND STATEMENT OF ASSURANCE

(a)
This Agreement involves products and/or technical data that may be controlled under the U.S. Export Administration Regulations, and may be subject to the approval of the U.S. Department of Commerce prior to export. Any export, directly or indirectly, in contravention of the U.S. Export Administration Regulations is strictly prohibited.

(b)
Dealer agrees to comply with the TAIS Statement of Assurance which reads as follows with Dealer as “We” and TAIS as “you”:
We receive from you commodities, software, and technical data that are governed by the provisions of the U.S. Export Administration Regulations and other U.S. export control laws referred to therein (“EAR”). We therefore agree to comply with said U.S. Export Administration Regulations as they pertain to exports. We hereby certify that, unless authorized by U.S. law (either by regulation or specific written authorization), we shall not knowingly export or reexport, directly or indirectly, any of these products, or the direct product thereof, to any of the following nations or nationals thereof, as the same may be amended in the U.S. Export Administration Regulations from time to time:

Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia,China (PRC), Cuba, Estonia, Georgia, Iran, Iraq, Kazakhstan,North Korea, Kyrgyzstan, Laos, Latvia, Libya, Lithuania, Macau, Moldova,Mongolia, Romania, Russia, Sudan, Syria, Tajikstan, Turkmenistan,Ukraine, Uzbekistan, Vietnam

We also acknowledge that it is unlawful to export or reexport (without U.S. Government permission) Toshiba products, technology or software if we know that they are (a) destined for any missile technology project listed in the footnote to Country Group D:4 (Supplement No. 1 to EAR Part 740); (b) will be used in the design, development, production, or use of missiles in or by a country listed in Country Group D:4 (Supplement No. 1 to EAR Part 740) whether or not that use involves a listed project; (c) will be used in the design, development, production, stockpiling, or use of chemical or biological weapons in or by a country listed in Country Group D:3 (Supplement No. 1 to EAR Part 740); or (d) will be used in any destination except those listed in Supplement No. 3 to EAR Part 744 for sensitive nuclear end-uses; or if we are informed by the U.S. Government that a validated license is required to export to this consignee because it may apply to such end-uses.

MISCELLANEOUS PROVISIONS

25.	This Agreement shall be construed and governed in accordance with the laws of the State of California.

26.
Should any provisions of this Agreement be held invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect. In any judicial proceeding related to or arising out of or in connection with this Agreement, or the conduct of the parties with respect to the goods covered by this Agreement, or the breach of this Agreement or of any law applicable to the conduct of the parties, the matter shall be tried and determined by a judge alone, without a jury.

27.
Wherever in this Agreement the consent or authorization of TAIS by a TAIS employee of specific corporate position is required, only such person or a TAIS employee of higher corporate position may bind TAIS.

28.	This Agreement shall not be binding upon TAIS until it has been executed by TAIS Vice President, General Manager, Digital Solutions Division.

29.	If this Agreement is executed in duplicate, each copy will be considered an original, but both taken together shall constitute but one Agreement.

30.
The person executing this Agreement on behalf of DEALER represents and warrants that he is duly authorized to bind DEALER and the DEALER has authorized him to execute this Agreement on behalf of DEALER.

31.
All notices required to be given hereunder shall be in writing and may be sent to the other party at its office indicated below, or to DEALER at its primary office or record, or as such party may later change by notice in writing. Notices sent by mail shall be deemed given when deposited in the mail and notices given by other means shall be deemed given when received by the party to whom such notice is addressed; provided, however, that for purposes of sections 10(c), 10(g), 12(c) 13, and 13(a) of this Agreement, notice shall be given either by mail requiring a return receipt or overnight express carrier.

32.	Section headings used in this Agreement are for convenience only and shall not be deemed to affect in any way the interpretation or meaning of the provisions of this Agreement.

END OF AGREEMENT - Signatures and schedules appear on the following pages.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date in the heading on the first page of this Agreement.

Date:

(Full Legal Name of DEALER)

By	Accepted by:
(Signature)	Toshiba America Information Systems, Inc.
Digital Solutions Division
9740 Irvine Blvd.
Irvine, California 92618-1697
Printed Name of Person Signing for DEALER

By
Title of Person Signing for DEALER	Vice President, General Manager
Digital Solutions Division

Revised 2/2005
Legal Status of DEALER (Sole-Proprietorship, Partnership, Corporation)

State in Which Formed

Address of Principal Place of Business

TOSHIBA AMERICA INFORMATION SYSTEMS, INC.
TELECOMMUNICATION DEALER AGREEMENT
SCHEDULE A

IPTIMIZE, INC.
DBA IPTIMIZE, INC.
(Full Legal Name of Dealer)

In accordance with sections 5 and 6 of the Toshiba America Information Systems, Inc. Telecommunication DEALER Agreement, the following is the list of the AUTHORIZED PRODUCTS, TERRITORY and AUTHORIZED LOCATIONS from which the DEALER may promote, sell, market and service AUTHORIZED PRODUCTS to end users.

AUTHORIZED PRODUCTS LIST

Strata CTX100	Strata CIX670	MCS Products
Strata CTX100s	Stratagy Voice Processing Systems	SMIS Products
Strata CTX670	Strata Wireless Products	Strata CS
Strata CIX 200		Insight DK

Additional Authorized Products:

None
SCHEDULE B
AUTHORIZED TERRITORY AND LOCATIONS

Authorized Location 00582400 (303) 268-3603  (303) 268-3639

4949 S. Syracuse St.

Denver, CO 80237

Authorized Counties:

; Adams, CO; Arapahoe, CO; Boulder, CO; Denver, CO; Douglas, CO; El Paso, CO; Fremont, CO; Gilpin, CO; Grand, CO; Jackson, CO; Jefferson, CO; Larimer, CO; Morgan, CO; Park, CO; Summit, CO; Teller, CO; Weld, CO

Authorized States:

Additional Selling Territories

Agreed:

Date:

TOSHIBA AMERICA INFORMATION SYSTEMS, INC.

By:	By:
(Signature)	Vice President, General Manager Digital Solutions Division
Printed Name of Person Signing for DEALER

Title of Person Signing for DEALER

Revised 2/05

 TOSHIBA AMERICA INFORMATION SYSTEMS, INC.
TELECOMMUNICATION DEALER AGREEMENT
SCHEDULE C
PURCHASE OBJECTIVES & SALES DISCOUNT POLICY

IPTIMIZE, INC.
DBA IPTIMIZE, INC.
(Full Legal Name of Dealer)

In accordance with sections 8, 9 and 10 of the Toshiba America Information Systems, Inc. Telecommunication DEALER Agreement, the following are the minimum purchase objectives for AUTHORIZED PRODUCTS, established by Toshiba America Information Systems, Inc. for DEALER for the periods indicated:

			MMINIMUM PURCHASE OBJECTIVES

	APR’05-SEP’05	+	OCT’05-MAR'06	=	FISCAL YEAR ‘05	INITIAL SALES DISCOUNT
*QUOTA FOR PERIOD	$105,000.00		$150,000.00		$255,000.00	Based on Prior Qtr Sales

*INCLUDES KEY SYSTEMS, VOICE PROCESSING SYSTEMS, NATIONAL ACCOUNTS, GOVERNMENT PURCHASES AT NET INVOICED PRICE.

The discount structure and policy is as follows:

*FISCAL YEAR	INITIAL	*FISCAL YEAR	INITIAL	*FISCAL YEAR	INITIAL
*QUOTA FOR PERIOD	DISCOUNT	*QUOTA FOR PERIOD	DISCOUNT	*QUOTA FOR PERIOD	DISCOUNT
(Net Purchases)	LEVEL	(Net Purchases)	LEVEL	(Net Purchases)	LEVEL

$1 - 60,000	15.0%	420,001 - 780,000	27.5%	2,280,001 - 5,000,000	35.0%
60,001 - 180,000	20.0%	780,001 - 1,440,000	30.0%	5,000,001 - 6,000,000	37.5%
180,001 - 420,000	25.0%	1,440,001 - 2,280,000	32.5%	$6,000,001 +	40.0%

A "NON-PROFIT ORGANIZATION" & "GOVERNMENT STATE & LOCAL" sales discount of 35.0% is available to all DEALERS regardless of their assigned "discount level" and are subject to the provisions stated in Sections 21, 21(I) and 21(J) of the Agreement provided that such orders are identified as such when received by TAIS; otherwise the "NON-PROFIT ORGANIZATION" & "GOVERNMENT STATE & LOCAL" sales discounts will be denied. A "GOVERNMENT STATE & LOCAL SALE" is defined as a sale to a DEALER of AUTHORIZED PRODUCTS which will be installed at a Local or State government office. A "NON-PROFIT ORGANIZATION" is defined as an organization which satisfies the requirements of the Internal Revenue Service for non-profit organizations.

* TAIS FISCAL YEAR is April 1 - March 31

All purchases of AUTHORIZED PRODUCTS, net of returns, count toward the DEALER's quota for the period for earned discount.

If DEALER does not purchase enough AUTHORIZED PRODUCT to qualify for the assigned discount level during a given fiscal quarter, TAIS will calculate the appropriate discount which corresponds to the volume of AUTHORIZED PRODUCTS purchased during the fiscal quarter and will adjust DEALER’S discount to the earned discount level for the next quarter. If DEALER qualifies for a discount higher than the assigned discount level during a given fiscal quarter, TAIS will calculate the appropriate discount which corresponds to the volume of AUTHORIZED PRODUCT purchased during the fiscal quarter and will increase DEALER’S discount to the higher level accordingly.

TAIS will track DEALER's net purchases each fiscal quarter and will use its best efforts to notify DEALER if DEALER's net purchases are insufficient to qualify DEALER for the current discount level.

Agreed:

Date:

TOSHIBA AMERICA INFORMATION SYSTEMS, INC.

By:	By:
(Signature)	Vice President, General Manager Digital Solutions Division
Printed Name of Person Signing for DEALER	Revised 2/05

Title of Person Signing for DEALER